Exhibit 10.2

                         PURCHASE MONEY PROMISSORY NOTE


Principal Amount: $15,700,000                                     June 30, 2005
Adjusted Principal Amount:  $__________

         FOR VALUE RECEIVED, Ronco Marketing Corporation, a Delaware corporation ("Company"), promises to pay to the order of Popeil Inventions, Inc., a Nevada corporation, or its permitted assignee (each, a "Holder") in accordance with the provisions of this Purchase Money Promissory Note (this "Note"), the principal amount of Fifteen Million Seven Hundred Thousand Dollars ($15,700,000) (the "Principal Amount"), subject to adjustment in accordance with the provisions of this Note, together with accrued and unpaid interest thereon as provided below.

         Pursuant to Section 6.9 of the APA (as that term is defined in Section 1 below), Company has obtained for the benefit of Holder a stand-by letter of credit against which Holder is permitted to draw in the event Company fails to make any required payment(s) due to Holder pursuant to the APA or this Note.

         The following is a statement of the rights of Holder under this Note and the terms and conditions to which this Note is subject, and to which Company, by the making and issuing of this Note, and Holder, by the acceptance of this Note, agree:

         1. Nature of Borrowing. This Note is a purchase money obligation of the Company and arises out of, and is given in partial consideration for, that certain sale of assets by Holder to Company as more particularly set forth in that certain Asset Purchase Agreement dated as of December 10, 2004 by and between, inter alia, Holder and Company (as amended, the "APA").

         2. Adjustment to Principal Amount. The Principal Amount of this Note will be subject to adjustment in accordance with the applicable provisions of
Section 1.6 of the APA (such adjusted amount, if applicable, the "Adjusted Principal Amount") and, if such adjustment is required pursuant to Section 1.6 of the APA, the face of this Note will be modified to reflect such Adjusted Principal Amount by drawing a line through the Principal Amount and replacing it with the Adjusted Principal Amount and the initials of an authorized representative from both parties; provided, however, that the failure of an authorized representative of Company to place his or her initials on the face of this Note next to the Adjusted Principal Amount will not have any effect on the determination of such Adjusted Principal Amount.

         3. Interest. The outstanding Principal Amount (or, if applicable, the outstanding Adjusted Principal Amount) of this Note will bear simple interest at a rate equal to 9.5% per annum until this Note is repaid in accordance with the terms hereof. Interest will be calculated on the basis of a 360-day year of twelve 30-day months and charged for the actual number of days elapsed beginning retroactively as of the date hereof. Notwithstanding the provisions of this Note, if the rate of interest payable hereunder is limited by law, the rate payable hereunder will be the lesser of: (A) the rate set forth in this Note and
(B) the maximum rate permitted by law. If, however, interest is paid hereunder in excess of the maximum rate of interest permitted by law, any interest so paid which exceeds such maximum rate will automatically be considered a payment of principal and will automatically be applied in reduction of the then outstanding Principal Amount (or, if applicable, the then outstanding Adjusted Principal Amount) due on this Note to the extent of such excess.

      4. Payments.

            1.1 Principal and Interest. Company will repay amounts due to Holder hereunder, including interest and principal, solely by making payments (A) in accordance with Section 1.7 of the APA, a true and correct copy of such Section
1.7 is attached hereto as Exhibit A, and (B) as contemplated in Section 3(a)(vi) of the Trademark Co-Existence Agreement, a true and correct copy of such portion of such agreement is attached hereto as Exhibit B (the "Trademark Agreement"). Notwithstanding the foregoing sentence, the entire then outstanding Adjusted Principal Amount of this Note, together with all accrued and unpaid interest, will be due and payable in full by Company on the earlier of: (A) June 29, 2009, without further notice or demand, or (B) as provided in Section 5 below.

            1.2 Method and Application of Payment. All payments of principal, interest and other amounts payable on or in respect of this Note or the indebtedness evidenced hereby will be made to Holder, or to a designee duly acting on behalf of Holder, in U.S. dollars, in immediately available funds by wire transfer to the following account, or such other account as Holder or its designee may designate in writing:

                             Wells Fargo Bank  - Beverly Hills RCBO
                             433 N. Camden Dr., Suite 505
                             Beverly Hills, CA  90210
                             Account Name:  Popeil Inventions, Inc.
                             Account #412-1163901
                             ABA # 121000248

            All payments will be applied first to expenses or other costs owed to Holder hereunder, then (A) with respect to payments received during the first thirty (30) months after the date of this Note, to the then outstanding Adjusted Principal Amounts and then to accrued but unpaid interest hereunder and (B) with respect to payments received thereafter, to accrued but unpaid interest hereunder and then to the then outstanding Adjusted Principal Amounts.

            1.3 No Set-off. All payments on or in respect of this Note or the indebtedness evidenced hereby will be made to Holder without set-off or counterclaim by Company and will be free and clear of and without any deductions of any kind, except for any deduction or offset specifically provided for in
Section 1.6(C) of the APA or as specifically provided for in Section 8.4(E) of the APA.

            1.4 Prepayment. Company may at any time, without premium or penalty, prepay all or any portion of the then outstanding Principal Amount (or, if applicable, the Adjusted Principal Amount) of this Note. With each prepayment,

Company shall also pay the interest accrued on the Principal Amount (or, if applicable, the Adjusted Principal Amount) being prepaid to the date of such prepayment.

            1.5 Notice. Within fifteen (15) calendar days following the end of each calendar month in which there is any outstanding Principal Amount (or, if applicable, any Adjusted Principal Amount) under this Note, Holder will provide Company with a written notice, which will include an update to Schedule 1 stating the outstanding Principal Amount (or, if applicable, any Adjusted Principal Amount) and accrued but unpaid interest under this Note as of the end of such calendar month.

      5. Event of Default.

            1.6 For purposes of this Note, an "Event of Default" shall be deemed to have occurred if any of the following occur, whatever the reason or cause for such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

            1.6.1 Insolvency. Company becomes insolvent or makes any assignment for the benefit of its creditors.

            1.6.2 Voluntary Bankruptcy. Company files (or consents to the filing of) any petition or complaint pursuant to federal or state bankruptcy or insolvency laws seeking the appointment of a receiver or trustee for any of its assets, seeking the adjudication of it as bankrupt or insolvent, seeking an "order for relief" under such statutes, or seeking a reorganization of or a plan of arrangement for it or Company takes any corporate action to authorize any of the actions set forth above.

            1.6.3 Involuntary Bankruptcy. (i) A court of competent jurisdiction enters a decree or order for relief in respect of Company in an involuntary case under federal or state bankruptcy or insolvency laws, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Company under any applicable bankruptcy or insolvency laws, and such case is not dismissed within 60 days after the filing thereof; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company, or over all or a substantial part of the property of Company, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company.

            1.6.4 Dissolution or Winding Up. Company dissolves, winds up or liquidates itself or any substantial part of its assets or property.

            1.6.5 Admission. Company does not pay its debts generally as such debts become due or admits in writing its inability to pay its debts generally as they become due.

            1.6.6 Default or Breach. Company defaults in the due observance or performance of any material covenant, condition or agreement to be observed or performed by it pursuant to the terms of, or breaches any warranty given with respect to, this Note, the APA or any of the agreements entered into in connection therewith and such default or breach is not cured within thirty (30) calendar days (or such shorter period as is provided in the relevant agreement) after written notice of such default or breach by Holder. Notwithstanding the foregoing, an Event of Default shall not be deemed to have occurred in respect of Company's failure to make any required payment or payments to Holder hereunder to the extent Holder actually receives the amount of such unpaid payment or payments by drawing against the stand-by letter of credit obtained by Company in connection with this Note, as contemplated by Section 6.9 of the APA.

            1.6.7 Sale, Merger, Etc. (i) Company sells or transfers all or a substantial portion the assets conveyed to the Company by Holder pursuant to the APA (except for transfers to Affiliates of Company with Holder's prior written consent, such consent not to be unreasonably withheld or delayed); or (ii) merges or is consolidated with or into a third party unaffiliated with Holder, provided, however, that it shall not be deemed an Event of Default if the Company merges or is consolidated with or into a third party unaffiliated with Holder if upon the consummation of such merger or consolidation, the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold or control at least a majority of the voting power of the capital stock of the surviving corporation; or (iii) more than 50% of the outstanding equity interests of Company are acquired by any person or entity that is not, as of the date hereof, a holder of such interests of Company; or (iv) the Board of Directors manager or members of Company vote in favor of any of the foregoing actions.

            1.6.8 Acceleration of Material Payments. A material payment obligation owed by Company or any of its Affiliates in respect of borrowed money is accelerated and such accelerated payment obligation is not cured within thirty (30) calendar days. For purposes of this Section 5.2(H), payments in excess of what is due in the ordinary course absent the acceleration will not be considered a cure.

            1.6.9 Judgment. A final judgment for the payment of money in an amount that, after deducting any insurance coverage in respect thereof, exceeds of $1,000,000 is entered against Company by a court of competent jurisdiction and such judgment is not discharged in accordance with its terms within ninety
(90) calendar days after the date such judgment is entered or, within such period, an appeal therefrom has not been prosecuted and the execution of the judgment stayed during such appeal.

            1.7 Remedies.

            1.7.1 Default Interest. If any Event of Default has occurred and is continuing, the interest rate on this Note shall increase immediately to eleven percent (11%) per annum or to the extent permitted by law, whichever is less. Any increase of the interest rate resulting from the operation of this subparagraph shall terminate on the earlier of (i) the close of business on the date which all Events of Default have been waived (subject to subsequent increases pursuant to this subparagraph) or the close of business on the date immediately before this Note is paid in full in accordance with Section 5.2(B) below.

            1.7.2 Immediate Payment. If an Event of Default set forth in Sections 5.1(A) through 5.1(I) has occurred, the then outstanding Principal Amount (or, if applicable, the then outstanding Adjusted Principal Amount), together with all accrued and unpaid interest thereon and all other amounts due and payable with respect hereto, shall become immediately due and payable regardless of any prior forbearance, without presentment, demand, notice, protest or other requirements of any kind (all of which are hereby expressly waived by Company) and Company shall immediately pay to the Holder all such amounts.

            1.7.3 Other Rights. Holder shall also have any other rights which Holder may have been afforded under any contract or agreement at any time and any other rights which Holder may have pursuant to applicable law or under equity.

            Upon the occurrence of an Event of Default and the exercise of Holder's rights hereunder or any applicable law (including, without limitation, the right to collect from Company all sums due under this Note), Company will pay all reasonable costs and expenses incurred by Holder in connection with Holder's exercise of any or all of its respective rights and remedies under this Note.

      6. Miscellaneous.

            1.8 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Note.

            1.9 Rights Cumulative. Each and all of the various rights, powers and remedies of the parties hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Note. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

            1.10 Notices. All notices, amendments, waivers, consents, approvals and other communications required or permitted under this Note must be in writing. Any such items requiring delivery must be delivered: (A) in person; (B) by registered, express or certified mail, postage prepaid, return receipt requested; (C) by a generally recognized courier or messenger service that provides written acknowledgement of receipt by the addressee; or (D) by facsimile, e-mail or other generally accepted means of electronic transmission with a verification of delivery. Documents are deemed delivered when actually delivered to or delivery is refused at the address for notices set forth on
Schedule 2. Any party can furnish, from time to time, other addresses for deliveries to it.

            6.1 Dispute Resolution. Any dispute arising out of or relating to this Note shall be resolved in accordance with the procedures set forth in
Section 11.10 of the APA, which section shall be incorporated herein by reference. In the event of any arbitration or other action for the breach of this Note or misrepresentation by any party, the prevailing party in such arbitration or other action shall be entitled, in addition to all other relief, to reasonable attorneys' and experts' fees relating to such arbitration or other action, including attorneys' and experts' fees incurred in any proceeding to compel arbitration. The non-prevailing party shall be responsible for all costs of the arbitration or litigation, including but not limited to, the arbitration fees, court reporter fees, etc.

            1.11 Severability. The provisions of this Note are severable. The invalidity, in whole or in part, of any provision of this Note will not affect the validity or enforceability of any other of its provisions. If one or more provisions hereof will be declared invalid or unenforceable, the remaining provisions will remain in full force and effect and will be construed in the broadest possible manner to effectuate the purposes hereof. The parties further agree to replace such void or unenforceable provisions of this Note with valid and enforceable provisions that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

            1.12 Headings; References. The headings in this Note are only for convenience and ease of reference and are not to be considered in construction or interpretation of this Note, nor as evidence of the intention of the parties hereto. Except where otherwise indicated, all references in this Note to Sections and Exhibits refer to Sections and Exhibits of this Note.

            1.13 Entire Agreement. This Note (together with the APA, the Trademark Agreement and the other documents referred to herein and therein) constitutes the complete and exclusive statement of agreement and understanding of the parties with respect to matters in this Note and is a complete and exclusive statement of the terms and conditions thereof. This Note replaces and supersedes all prior written or oral agreements, statements, correspondence, negotiations and understandings by and among the parties with respect to the matters covered by it.

            1.14 Amendments; Modifications. Any provision of this Note may be amended or modified only upon the mutual written consent of Company and Holder.

            1.15 Waivers; Extensions of Time. Any party hereto may by a writing signed by an authorized representative of such party: (A) extend the time for the performance of any of the obligations of another party owed to such party;
(B) waive any inaccuracies in representations and warranties made by another party to such party contained in this Note or in any documents delivered pursuant hereto; or (C) waive the compliance with any term, provision, covenant, requirement or condition of this Note owed or made to such party. Any extension of time or waiver must be in writing and will be effective only to the extent specifically set forth in such writing.

            1.16 Delays or Omissions. No delay or failure by any party to insist on the strict performance of any provision of this Note, or to exercise any power, right or remedy, will be deemed a waiver or impairment of such performance, power, right or remedy or of any other provision of this Note nor will it be construed to be a waiver of any breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring.

            1.17 Interpretation. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Note, no presumption or burden of proof or persuasion will be implied because this Note was prepared by or at the request of any party or its counsel.

            1.18 Governing Law. The Note will be governed by and construed in accordance with the internal laws of the State of California, without regard to conflicts of laws principles. All rights and obligations of the Company will be in addition to and not in limitation of those provided by applicable law.

            1.19 Successors and Assigns. This Note shall not be assigned or assignable by the Company without the prior written consent of the Holder. Except as otherwise provided herein, the provisions hereof will inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

            1.20 Survival. The representations, warranties and agreements in this Note will survive the execution of this Note without regard to any investigation made by any party. All statements as to factual matters contained in any certificates or other instruments delivered by or on behalf of any party pursuant to the terms hereof or in connection with the transactions contemplated hereby will be deemed, for all purposes, to constitute representations and warranties by such party under the terms of this Note given as of the date of such certificate or instrument.

            1.21 Specific Performance. It might be impossible to measure in money the damage to a party if another party fails to comply with any provision of this Note. If any such failure occurs, the party might not have an adequate remedy at law or in damages. Therefore, each party consents to the issuance of an injunction and the enforcement of other equitable remedies against it to compel performance of this Note.

            1.22 Binding Effect; Parties in Interest. This Note is binding upon and benefits only the parties and their respective permitted successors and assigns. Nothing in this Note gives any rights or remedies to any person other than the parties and their respective permitted successors and assigns, nor does anything in this Note relieve or discharge any obligation or liability of any third person to any party. No provision of this Note gives any third person any right of subrogation or action over or against any party to this Note.



                           [Signature page to follow]

IN WITNESS WHEREOF, the parties have caused this Note to be issued as of the date first written above.



HOLDER:                                       COMPANY:

POPEIL INVENTIONS, INC.                       RONCO MARKETING CORPORATION


By:                                           By:
    -----------------------------                 ----------------------------------
         (Signature)                                   (Signature)

Name: Gina Wallman                            Name:
                                                   ---------------------------------
                                                       (Print Name)

Title:  Secretary                             Title: _______________________________

Address:                                      Address:
1672 Waynecrest Dr.                           ______________________________________
Beverly Hills, CA  90210                      ______________________________________


                                   SCHEDULE 1

                         SCHEDULE OF OUTSTANDING AMOUNTS

------------------------------- ---------------------------- ---------------------------- ----------------------------
                                   Outstanding Adjusted        Outstanding Accrued but       Outstanding Fees and
        Month-End Date               Principal Amount              Unpaid Interest                 Expenses
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------


                                   Schedule 1

                                   SCHEDULE 2

                                     NOTICES



If to Company:

         1330 Avenue of the Americas, 40th Floor
         New York, NY  10019
         Fax:  (800) 434-5134
         Attn:  Karl Douglas

If to Holder:

         c/o Ronald M. Popeil
         1672 Waynecrest Dr.
         Beverly Hills, CA  90210
         Fax:  (310) 273-4483


                                   Schedule 2

                                    EXHIBIT A

                Excerpted Section 1.7 of Asset Purchase Agreement

            (A) For so long as any amounts remain outstanding under the Notes, Purchaser shall make per unit quality control payments ("QC Payments") earned by Sellers for each product as set forth below in this Section 1.7; provided, that such QC Payments shall not be payable pursuant to this
      Section 1.7 with respect to any units of product manufactured for marketing and sale through retail distribution channels, it being understood and agreed that the QC Payments to be payable with respect to such units of product are to be as provided in the QC Amendment contemplated by Section 7.3(H). The QC Payments shall be made to the Sellers' Designee, who shall distribute such payments on a pro rata basis as set forth on Schedule 1.5(A) to the applicable Sellers for application to amounts outstanding under the Notes in accordance with such Notes. The Sellers will earn the QC Payments each time a unit of one of the products listed below is manufactured by, for, or on behalf of the Purchaser or any of its Affiliates. For purposes of determining the QC Payments earned pursuant to this Section 1.7, a product will be deemed to be manufactured no later than five (5) business days after such product is made available for Purchaser or any of Purchaser's Affiliates or designees to take immediate possession. Purchaser will make all QC Payments hereunder as such QC Payments are earned. All QC Payments shall be non-refundable. None of the Sellers shall be deemed to have waived, amended, modified or changed any provision of this Agreement, or its respective rights hereunder, the Notes or any other document or agreement entered into in connection with this Agreement, as a result of its acceptance of any of the payments called for in this Section 1.7(A), including, but not limited to, such Seller's right to dispute the amounts paid under this Section 1.7(A) in accordance with the provisions of Section 1.7(D).


            (B) Purchaser shall provide the Sellers' Designee, as representative for the Sellers, with a quarterly report detailing the number of each of the products listed below that are manufactured (as such term is used above) during such calendar quarter.

            (C) Purchaser shall prepare reasonably accurate, complete and detailed records in order to substantiate the amounts payable as set forth in Section 1.7(A), and Purchaser shall maintain such records for a period of at least three (3) years following the quarterly period to which such records relate.

            (D) Purchaser's records that relate to the subject matter of this
      Section 1.7 may be examined once per calendar year in Los Angeles, California on reasonable notice and during normal business hours by an independent auditor selected by the Sellers' Designee and paid for by Sellers. If any such examination reveals that Purchaser owes Sellers additional QC Payments, Purchaser shall: (a) immediately pay the Sellers' Designee for distribution to Sellers on a pro rata basis such delinquent amounts, which payments shall be applied by the applicable Sellers against


                                  Exhibit A-1
      outstanding amounts owed to such Sellers under their respective Notes in accordance with such Notes; and (b) pay to the Sellers' Designee for distribution to Sellers interest on the overdue amounts calculated at a rate equal to the lesser of 10% per annum or the maximum rate allowed by applicable Legal Rules, which payments shall also be applied against outstanding amounts owed to such Sellers under such Notes in accordance therewith. Notwithstanding anything herein to the contrary, (i) if the actual aggregate amount of QC Payments made by Purchaser to Sellers over the entire audited period are less than ninety percent (90%) of those amounts owed for the period as determined by the independent auditor selected by the Sellers' Designee as representative for Sellers, Purchaser shall pay to the Sellers' Designee, upon demand therefor, for distribution to Sellers on a pro rata basis an amount equal to the costs of the audit and (ii) if the actual aggregate amount of QC Payments made by Purchaser to Sellers over the entire audited period are at least ninety percent (90%) of those amounts owed for the period as determined by the independent auditor selected by the Sellers' Designee as representative for Sellers, the costs of the audit shall be borne by Sellers.

                               QC Payment Schedule

Product manufactured                            QC Payment per unit of product
                                                manufactured

Showtime Rotisserie - Pro Model                 $4.50
Showtime Rotisserie - Standard Model            $3.50
Showtime Rotisserie - Compact Model             $3.00
Pastamaker                                      $3.50
Motorized Food Dehydrator                       $2.50
Nonmotorized Food Dehydrator                    $3.00
Popeil's Pocket Fishermen                       $1.75
Cutlery Set (12 pieces or more)                 $2.00
Block for Cutlery Set                           $1.75
GLH Hair Cosmetic (per GLH regular size can)    $1.50
GLH Hair Cosmetic (per GLH small size can)      $ .75
Mr. Microphone                                  $1.50
Egg Scrambler                                   $1.25
Solid Flavor Injector                           $2.00
Liquid Flavor Injector                          $1.50
Flatware Set                                    $1.50
Scissors                                        $1.00
Rotisserie Cookbook                             $ .65
Lean Rotisserie Cookbook                        $ .65
Marinade Cookbook                               $ .65
Lean Rotisserie Booklet (noninstructional)      $ .65
Lean Marinade Booklet (noninstructional)        $ .65

                                  Exhibit A-2

Product manufactured                            QC Payment per unit of product
                                                manufactured

Bagel Cutter                                    $1.00
Door Saver                                      $1.00
Showtime Outdoor Stand                          $ .75
Showtime Vinyl Cover                            $ .50
Grip Spatula                                    $ .25
Flip-It Spatula                                 $ .25
Showtime Pro Model Kebob Rods (each)            $ .40
Showtime Standard Model Kebob Rods (each)       $ .40
Showtime Compact Model Kebob Rods (each)        $ .40
Showtime Mini Model Kebob Rods (each)           $ .40
Char Rubs (per container)                       $ .15
Marinades (per container)                       $ .15
Barbecue Sauce (per container)                  $ .15
Barbecue Seasonings (per container)             $ .15
Sausage Seasonings (per container)              $ .15
Jerky Seasonings (per container)                $ .15
Rib Basket                                      $1.50
Lobster Basket                                  $1.50



                                  Exhibit A-3

                                    EXHIBIT B

              Excerpted Portion of Trademark Co-Existence Agreement

      Popeil will retain the right to enter into a licensing or other arrangement with Sara Lee Corporation on behalf of RMC under which such manufacturer(s) or distributor(s) will have the right to manufacture and sell food products bearing the Popeil or Ronco name; provided, that 100% of any royalties, minimum guarantees or similar payments received by RMC from any such arrangement will be applied to repayment of the Notes issued by RMC pursuant to the Asset Purchase Agreement until all obligations under such Notes have been repaid in full (such payments to be made to the holder of the Notes or to a designee duly acting on behalf of such holder), and thereafter Popeil, in his individual capacity, will be entitled to 50% of any such gross royalties or gross payments received by RMC and RMC will be entitled to the remaining 50% of any such royalties or payments received by RMC.




                                  Exhibit B-1